EXHIBIT 10.14

CONFIDENTIAL TREATMENT REQUESTED

SOFTWARE LICENSE AGREEMENT
Between Protein Design Labs, Inc. and Molecular Applications Group

This Software License Agreement ("Agreement") is entered into by and among Protein Design Labs, Inc., a Delaware corporation having a place of business at 2375 Garcia Avenue, Mountain View, California 94043 ("PDL"), and Molecular Applications Group, a California corporation having a place of business at 880 Lathrop, Stanford, California 94305 ("MAG") and Michael Levitt, a natural person having a residence at 880 Lathrop, Stanford, California 94305 ("Levitt"). The effective date of this Agreement shall be September 1, 1990 ("Effective Date").
RECITALS:

A. MAG's president and sole shareholder, Levitt, is the developer of certain software described in Parts 1 ("Antibody Model") and II ("Other Software") of Exhibit A ("Product Description").

B. MAG is the exclusive licensee of, and has the right to sublicense, such software and is considering, but undertakes no obligation with respect to, the future development, acquisition or licensing of additional programs related to the modeling of proteins.

C. PDL desires to reproduce and use such software for its internal business purposes and to use one copy of a source code listing of certain of such software for the particular purposes described below.

D. PDL desires to obtain certain licenses with respect to the foregoing, subject to certain permitted academic uses of such software, all as more fully set forth below.

AGREEMENT:

In consideration of the mutual covenants and other valuable consideration set forth herein, the parties agree as follows:

1.      Definitions.
For purposes of this Agreement, the following terms shall have the respective meanings indicated below.

1.1 Academic Use. "Academic Use" shall mean use of the Software, governed by a binding, signed agreement substantially as protective of PDL's rights as the form attached hereto as Exhibit B ("Academic License Agreement"), by Levitt's students and professional colleagues under Levitt's supervision ("Academic Users") for academic, non-commercial purposes or in the course of Levitt's consulting work for companies other than commercial companies.

1.2 License Term. "License Term" shall mean the term, as set forth in Paragraph 7 ("Term and Termination") below, of the licenses granted in this Agreement to the Other Software and, as set forth in Paragraph 4.1 ("Updates") below, to certain enhancements, error corrections, modifications and other programs.

1.3 Software. "Software" shall mean protein modeling software programs consisting of (a) certain existing programs, i.e., the Antibody Model and the Other Software and (b) other programs that MAG derives from such existing software or develops, acquires or obtains the right to sublicense during the term of this Agreement which are either:
        (i) Changed or modified versions of the Software that correct defects contained in the Software on the Effective Date ("Corrected Software") or
        (ii) Changed, modified or enhanced versions of the Software (other than Corrected Software) and new software programs that are applicable to the humanization of antibodies.

No software program, whether or not derived from the Software, that includes less than twenty-five percent (25%) of the source code of the Software in existence as of the Effective Date and that is not applicable to modeling the humanization of antibodies shall be considered to be Software for purposes of this Agreement.

2.      License.

2.1 License Grant. MAG hereby grants to PDL a worldwide license to reproduce and use the Software within PDL (e.g., use by PDL's employees and consultants is within the scope of this license but PDL has no right to sublicense). The foregoing license shall be for a perpetual term as to the Antibody Model and for the License Term as to the Other Software.

2.2     Exclusivity.

(a)     MAG covenants that it will not, during the License
Term, grant any further license permitting any party other than PDL to use or sublicense the Software; provided, however, that
        (i) MAG may grant a non-exclusive license permitting the internal use of the Other Software (e.g., without the right to sublicense), but not the Antibody Model, by E.I. duPont de Nemours & Co. and/or Amgen Inc. (including any subsidiary or affiliate thereof) and
        (ii) the foregoing restriction on MAG's rights shall end one (1) year following the Effective Date.
(b) PDL's license shall include an exclusive license (even as to MAG and its licensors) to use the Antibody Model to
        (i) design antibodies, (ii) design proteins linked to antibodies, or (iii) design and develop methods of joining antibodies and proteins (the "Exclusive Purposes").
(c) MAG and Levitt covenant that, MAG and Levitt will take reasonable steps to assure that no third party makes use of the Antibody Model other than an Academic Use by an Academic User.
PDL agrees that, so long as MAG and Levitt are in compliance with the foregoing covenant, neither MAG nor Levitt shall have any liability to PDL as a result of third party uses of the Antibody
Model not authorized by MAG or Levitt.
(d) The restrictions on use and/or licensing of the Software set forth in this Paragraph 2.2 ("Exclusivity") shall in no way limit the right of MAG or Levitt to authorize Academic Use of the Software.

3.      Delivery, Acceptance and Warranty.

3.1 Delivery and Acceptance. PDL acknowledges that MAG has previously delivered, or concurrently with the Effective Date will deliver, a master copy of the Antibody Model and Other Software. PDL acknowledges that it has either inspected or waived its right to inspect, and hereby accepts, the Antibody Model and Other Software.

3.2 Warranty. MAG warrants that (i) it is the sole and exclusive licensee of the Software and all intellectual property rights therein, (ii) it has the full right and power to grant to PDL the rights herein granted, (iii) the Software and its use by PDL within the scope of the licenses herein granted will not infringe any patent, copyright or trade secret and, to the best of MAG's knowledge, any other intellectual property right arising under United States law and
(iv) neither it nor its licensors have previously granted any license permitting any party other than PDL to use or sublicense the Software. If in the future MAG becomes aware of a significant possibility that the Software or its use by PDL within the scope of the licenses granted herein might infringe any intellectual property right arising under United States law, MAG shall promptly so inform PDL.

3.3     WARRANTY DISCLAIMER.  EXCEPT FOR ANY EXPRESS WARRANTIES
STATED IN THIS AGREEMENT, MAG (A) MAKES NO ADDITIONAL WARRANTIES,
EXPRESS, IMPLIED, ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, OR STATUTORY, AS TO ANY MATTER WHATSOEVER AND (B) DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-
INFRINGEMENT OF THIRD PARTY RIGHTS.

4.      Updates and Use of PDL Computers.

4.1 Updates. If, during the term of this Agreement, MAG shall develop, license or acquire any Corrected Software or New or Enhanced Software, MAG shall promptly provide PDL with a copy thereof. MAG also agrees to assist PDL, at no additional charge, in creating Corrected Software and New or Enhanced Software as reasonably requested by PDL during the term of this Agreement. All Corrected Software and New or Enhanced Software shall be deemed, in accordance with the terms and conditions of this Agreement and without payment of additional consideration, to be included in the (i) Antibody Model if directly applicable to the modeling of antibodies and
(ii) Other Software if not directly applicable to the modeling of anti-bodies; provided, however, that PDL's license to all New or Enhanced Software shall expire at the end of the License Term for the Other Software.

4.2     Use of PDL Computers.  During the term of this Agreement,
PDL shall allow Levitt to continue to use time an PDL's Silicon Graphics machines without charge, to the extent appropriate for additional software development and to the extent that such use does not interfere with PDL's ongoing activities.

5.      License Fee.  PDL agrees to pay MAG a license fee of [   ] within five
(5) business days following the Effective Date and a license fee of [   ]
dollars on fourth and each subsequent quarterly anniversary of the Effective Date during the License Term for the Other Software; provided, however, that
the quarterly fee shall be reduced to [   ] following termination of this
Agreement pursuant to Paragraph 7.2 ("Termination Without Cause") below.  PDL
and MAG agree that [   ] shall be allocable to the Antibody Model and [   ]
shall be applicable to each of ENCAD and MolMan (as defined in Exhibit A ("Product Description")).

6.      Source Code.

6.1 Return of Source Code. PDL specifically acknowledges that, except as set forth in this Paragraph 6 ("Source Code"), no rights are granted to it hereunder to the human readable source code versions of the Software. PDL agrees not to disassemble, decompile, reverse engineer or otherwise reduce the object code versions of the Software to a human-perceivable form. Within thirty (30) days of the Effective Date, PDL shall return to MAG all source code versions of the Software (other than as set forth in the following sentence) and shall certify to MAG in writing that it retains no such source code versions. Within thirty (30) days of the Effective Date, MAG shall provide PDL with one
(1) printed listing of the current Fortran source code of the Antibody Model, which PDL may consult, internally, for the sole purpose of diagnosing apparent conflicts between the documentation and behavior of the Antibody Model, and which PDL shall not otherwise reproduce or convert into in any other form by any electronic or other means (including, but not limited to, computer or information storage and retrieval systems) without the prior written consent of MAG; provided, however, that MAG hereby consents to PDL's reproduction of up to five
(5) additional printed, non-electronic copies of the printed listing solely for PDL's internal use and subject to its confidentiality and non-disclosure requirements hereunder.

6.2     Potential Function Numbers.  MAG shall, during the License
Term for the Other Software, provide PDL with the mathematical expression of potential energy functions (numerical values and relevant equations) that are developed, acquired or licensed by MAG or included in the Software, and all updates to these functions, in a timely manner.

6.3 Escrow Agreement. PDL and MAG shall at all times during the License Term maintain in force an escrow agreement in substantially the form set forth in Exhibit C ("Escrow Agreement") with an independent third party escrow agent. PDL and MAG shall promptly enter into such agreement with the escrow agent named in the Escrow Agreement and any successor escrow agent appointed pursuant to the Escrow Agreement. PDL shall pay the fees and expenses of such escrow agent as required by the Escrow Agreement.

6.4 Escrow License. MAG hereby grants PDL a worldwide, irrevocable, license, effective upon the rightful release (in accordance with the Escrow Agreement) to PDL of Source Code (as defined in the Escrow Agreement), to utilize such Source Code solely within PDL to
(i) maintain and correct the Source Code for the Other Software and
(ii) maintain, correct, enhance, modify and prepare derivative works based upon the Source Code for the Antibody Model, and to derive object code therefrom for use and reproduction by PDL subject to the licenses granted herein (which, in such event and for such purpose, shall be perpetual). The foregoing license to utilize Source Code shall be exclusive as to the Source Code of the Antibody Model and non-exclusive as to the Source Code of the Other Software.

7.      Term and Termination.

7.1 Term and License Term. The term of this Agreement and the License Term shall commence on the Effective Date and shall continue until terminated in accordance with the provisions of this Paragraph 7 ("Term and Termination").

7.2 Termination Without Cause. PDL may terminate the term of this Agreement and the License Term, without cause, effective upon one
(1) year written notice to MAG. MAG may terminate the term of this Agreement, without cause, effective immediately upon written notice to PDL and the License Term shall continue for five (5) years following such notice.

7.3 Termination For Cause. In the event of any breach of any term or provision under this Agreement by either party hereto, the non-breaching party may send a written notice explaining the nature of the breach to the breaching party, which notice shall be delivered in accordance with the terms of this Agreement. If any breach is not cured within thirty (30) days after the MAG of the notice of breach, the non-breaching party may terminate this Agreement upon written notice.

7.4 Obligations Upon Termination or Expiration. Upon the effective date of termination of the License Term, PDL shall deliver to MAG or destroy all Software, Master Copies and related materials in its possession furnished hereunder by MAG, together with all copies thereof, and shall warrant in writing within thirty (30) days of termination that the Software, Master Copies, related materials and all copies thereof have been returned to MAG-or erased or destroyed.

8.      Protection of Proprietary Rights.

8.1 Proprietary Rights. PDL will take all reasonable measures to protect the proprietary rights of MAG and its licensors in the Software and any source code versions thereof, including all measures PDL employs to protects its own valuable trade secret information. Except as stated herein, this Agreement does not grant PDL any rights to patents, copyrights, trade secrets, tradenames, trademarks (whether registered or unregistered) or any other rights, franchises or licenses in respect of the Software.

8.2     Non-Disclosure.
(a) Obligations. PDL expressly undertakes to retain in confidence all confidential information, designated as such in accordance with the terms of subparagraph (b) below, transmitted to it hereunder by MAG, and agrees to make no use of such confidential information except under the terms of this Agreement. During the term of this Agreement, PDL shall be exposed to certain information concerning MAG's Software and proposed new Software which are the confidential and proprietary information of MAG and not generally known to the public. PDL agrees that during and after the term of this Agreement, it will not use or disclose to any third party any confidential information without the prior written consent of MAG. MAG hereby consents to the disclosure of its confidential information to certain employees of PDL who agree to keep MAG's confidential information in confidence, in order to allow PDL to perform under this Agreement and to obtain the benefits hereof. MAG further agrees that PDL shall be permitted to demonstrate the object code version of the Software to third parties in connection with PDL's business discussions with such third parties. This subparagraph (a) shall not apply to information after such information is made public by MAG.
(b) Designation of Confidential Information. MAG confidential information shall consist of (i) all information in written form that is marked "Confidential" or similarly marked by MAG before being furnished to PDL and (ii) the source code of the Software. AU oral disclosures of confidential information shall be identified as such prior to disclosure and summarized, in writing, by MAG and said summary shall be given to PDL within thirty (30) days of the subject oral disclosure.
(c) Exception. PDL shall not be liable for disclosure or use of any data or information which (i) was in the public domain at the time it was disclosed or falls within the public domain, except through the fault of PDL; (ii) was known to PDL at the time of disclosure, which knowledge PDL shall have the burden of establishing by clear and convincing evidence; (iii) was disclosed after written approval of MAG; (iv) becomes known to PDL from a source other than MAG without breach of this Agreement by PDL;
(iv) is disclosed pursuant to the order of a court or other governmental authority having jurisdiction over PDL (provided, however, that PDL shall promptly notify MAG and cooperate with MAG in limiting disclosure to the extent legally permissible and/or seeking an appropriate protective order from such authority); or
(v) was independently developed by PDL without the benefit of confidential information received from MAG, which independent development the receiving party shall have the burden of establishing by clear and convincing evidence.

8.3 Proprietary Legends. PDL will retain in and on all copies of the Software all copyright notices and proprietary data legends contained therein or thereon at the time of delivery to PDL or as otherwise reasonably requested by MAG and will affix all such legends to any copies of the Software made by PDL.

8.4 Continuing Covenant. Each party covenants that, during and in the course of its performance hereunder, it will not communicate to the other party any confidential or proprietary information which, to the best of the communicating party's knowledge is communicated in violation of the communicating party's obligations to the owner thereof.

9. EXCLUSION OF CERTAIN DAMAGES. EXCEPT FOR DAMAGES ARISING FROM A BREACH OF THE OBLIGATIONS SET FORTH IN PARAGRAPH 8 ("PROTECTION OF PROPRIETARY RIGHTS") ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY BUT EXCLUDING INTENTIONAL
TORT) OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN THE CASE OF SUCH DAMAGES ARISING FROM A BREACH OF THE OBLIGATIONS SET FORTH IN PARAGRAPH 8 ("PROTECTION OF PROPRIETARY RIGHTS") ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR INCIDENTAL SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION WHICH, IN AGGREGATE, EXCEED TWO HUNDRED THOUSAND DOLLARS ($200,000).

10.     Miscellaneous.

10.1 Notices. Any notice or reports required or permitted to be given under this Agreement shall be given in writing and shall be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission or by certified or registered mail, postage prepaid, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the signatory of this Agreement at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing.

10.2 Survival of Obligations. PDL agrees that its obligations under Paragraph 8 ("Protection of Proprietary Rights") shall survive any expiration or termination of this Agreement.

10.3 Severability. The provisions of this Agreement are severable and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nevertheless be binding between the parties hereto. Any such invalid, illegal or unenforceable provision or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law or applicable court decisions.

10.4 Governing Law. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of California as applied to transactions taking place wholly within California between California residents.

10.5 Attorneys' Fees. In any action to interpret or enforce this Agreement, the prevailing party shall be awarded all court costs and reasonable attorneys' fees incurred.

10.6 Assignment. Neither party shall directly or indirectly sell, transfer, assign, convey, pledge, encumber or otherwise dispose of this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, either party may, without the prior consent of the other party, assign or transfer this Agreement as part of a corporate reorganization, consolidation, merger or sale of substantially an assets provided said entity assumes all of such party's obligations hereunder.

10.7 Relationship of the Parties. Nothing contained in this Agreement shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. The relationship between the parties shall at all times be that of independent contractors. Neither party shall have authority to contract for or bind the other in any manner whatsoever. This Agreement confers no rights upon either party except those expressly granted herein.

10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9 Entire Agreement. This Agreement is the complete, entire, final and exclusive statement of the terms and conditions of the agreement between the parties. This Agreement supersedes, and the terms of this Agreement govern, (i) any prior or collateral agreements between the parties with respect to the subject matter hereof (including that certain letter agreement between PDL and Levitt dated as of June 28,
1988) and (ii) that certain Letter of Intent between PDL and Levitt dated as of May 30, 1990. The parties acknowledge and agree that Levitt, in his capacity as a natural person, serves as a consultant to PDL pursuant to that certain Consulting Agreement dated as of October 1, 1987 and amended as of January 1, 1990 ("Consulting Agreement") and agree that this Agreement shall not apply to, and the Consulting Agreement shall govern, all matters arising between PDL and Levitt in connection with Levitt's services as a consultant to PDL This Agreement may not be modified except in a writing executed by duly authorized representatives of the parties.

10.10 Levitt as Limited Party. Levitt shall use his best efforts to insure that if he develops any software programs during the term of this Agreement ("Programs") which, had such Programs been developed by MAG, would constitute Software hereunder, that such Programs are licensed or assigned either to (i) PDL on terms providing PDL with rights substantially equivalent to its rights to Software hereunder or
(ii) MAG so that MAG obtains the right to sublicense such Programs to PDL as Software. PDL, Levitt and MAG agree that Levitt (in his capacity as a natural person) is a direct party to this Agreement solely to undertake the obligations and be subject to the provisions set forth in Paragraph 10 ("Miscellaneous") and subparagraph (c) of Paragraph 2.2 ("Exclusivity") and shall have no other obligations or liability under this Agreement.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


MAG:  Molecular Applications Group


By: /s/ Michael Levitt
      Michael Levitt, President

PDL:  Protein Design Labs, Inc.


By: /s/ Lawrence Jay Korn
      Laurence Jay Korn, President


      /s/ Michael Levitt
Michael Levitt


                                   EXHIBIT A

                              Product Description

Part I:  Antibody Model

The Antibody Model (ABMOD) is a computer software program that builds a model of an antibody Fv domain from the three-dimensional structure of other Fv domains.

Part II:  Other Software

ENCAD (Energy Calculation and Dynamics) program, a program which calculates the potential energy of any system of organic molecules, especially protein macromolecules, for energy minimization and molecular dynamics simulation.

MolMan (Molecular Manager) program, a program which allows molecular structure to be displayed and modeled on the Silicon Graphics Iris series workstations, with emphasis on space-filling representations, real-time frequency filtering of trajectories and mouse-driven interface.


CONFIDENTIAL TREATMENT REQUESTED

                                EXHIBIT B

                            Academic License

In return for the rights granted below, you agree as follows:

Scope. Molecular Applications Group ("MAG") grants to you the nonexclusive right to use the accompanying software and documentation ("Product") for academic, noncommercial purposes and to make such software resident on a single computer. This License does not grant you any intellectual property rights or other rights in the Product other than as expressly listed herein. Without limitation, you may not (i) use the Product in a network, (ii) rent or lease the Product or (iii) license or convey to any third party any rights related to the commercial exploitation of humanized antibodies designed or developed with the Product.

Proprietary Rights and Obligations. The Product, including its structure, sequence and organization, is the valuable property of MAG and its Licensors. You may not make, have made, or permit to be made, any copies of the Product or any portion thereof, except that you may make one copy of the Product solely for backup purposes which shall contain the same proprietary notices which appear on or in the Product. MAG and its licensors retain title and ownership of the Product recorded on the original media and all subsequent copies of the Product, regardless of the form or media in or on which the original and other copies may exist. You may not modify, adapt, translate, reverse engineer, decompile, disassemble or create derivative works based on the Product.

No Assignment. You may not assign or transfer your rights under this License to any third party.

Term.  This License shall terminate immediately if you breach any
provision hereof and, otherwise, in the year [   ].  Upon termination, you
will destroy the Product and all copies or modifications in any form.

Export. The Product may include commodities and technical data of United States origin whose export or re-export is restricted by U.S. law. You agree not to export or reexport the Product, or any portion thereof in any form without all required U.S. and foreign licenses. Your obligations pursuant to this paragraph shall survive and continue after any termination or expiration of this License.

NO WARRANTY. The Product is provided "as is" without warranty of any kind, either express or implied, including but not limited to the warranties of non-infringement of third party rights, merchantability or fitness for a particular purpose. MAG does not warrant that the Product will meet your requirements or will operate uninterruptedly or without error. The entire risk as to the quality and performance of the Product is with you. Should the Product prove defective, you assume the entire cost of repair and correction. Some states do not allow the exclusion of implied warranties, limits on the duration of implied warranties, or exclusion or limitation of incidental or consequential damages, so the limitations or exclusions contained herein may not apply to you. This License gives you specific legal rights and you may also have other rights which vary from state to state.

Limit of Liability. In no event will MAG be liable to you for any consequential or incidental damages, including lost profits or lost savings, or for any claim by another party, even if an MAG representative has been advised of the possibility of such damages or claim.

Third Party Beneficiary. You acknowledge that certain commercial rights with respect to the Product have been licensed to Protein Design Labs, Inc., a Delaware corporation located at 2375 Garcia Avenue, Mountain View, California who is an intended third party beneficiary of, and entitled to enforce, this License.

Entire Agreement. You have read and understand this License. It is the complete and exclusive statement of the agreement between MAG and you and supersedes any prior agreement, oral or written, and any other communications between MAG and you relating to the subject matter hereof. Your obligations hereunder shall inure to the benefit of MAG's licensors whose rights are licensed hereby. No variation of the terms of this License or any different terms will be enforceable against MAG unless MAG gives its express signed written consent including an express waiver of the terms hereof. This License is governed by the laws of the State of California, without regard to California's law regarding conflicts of law.

IN WITNESS WHEREOF, the undersigned student or professional colleague of Dr. Michael Levitt has signed his or her name below.

Signature



Printed Name



Date

                                 EXHIBIT C

                              ESCROW AGREEMENT


THIS AGREEMENT ("Escrow Agreement") is executed as of this 12th day of December, 1990 by and among Protein Design Labs, Inc. ("Licensee"), a Delaware corporation having a place of business at 2375 Garcia Avenue, Mountain View, California 94043, and Molecular Applications Group, a California business at 880 Lathrop, Stanford, California 94305 ("Licensor") and Townsend & Townsend, a California partnership having a place of business at 379 Lytton Avenue, Palo Alto, California 94303 ("Escrow Agent").
RECITALS

A.      Licensor and Licensee have entered into a Software License
Agreement (the "Agreement") dated as of September 1, 1990 pursuant to which Licensor has granted to Licensee certain rights with respect to object code versions of certain of Licensor's computer software programs ("Software").
B. Maintenance and support of such programs are critical to Licensee in the conduct of its business;
C. The Agreement requires Licensor and Licensee to enter into an Escrow Agreement with Escrow Agent in the form hereof.
D. The purpose of this Agreement is to provide for Licensor's periodic deposit of certain source code for Software with Escrow Agent and, under certain circumstances specified below, to permit Licensee to obtain the escrowed Source Code from the Escrow Agent solely for the purposes set forth herein;
E. Escrow Agent is a law firm which serves as Licensee's patent counsel. Escrow Agent does not generally serve in the capacity of an escrow agent but is MAG to do so, on the terms set forth herein, as an accommodation to Licensee.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.      DEPOSIT OF DOCUMENTATION.
(a) The term "Source Code" as used in this Escrow Agreement means the human and/or machine readable versions (on disk or magnetic tape media) as applicable of the materials utilized or generated by Licensor internally in the course of creating Software and all associated internal documentation including computer source instructions for Software, a list of the names of the modules included, instructions for building object code versions of Software from Source Code, command files used in constructing such object code, object code files as built by Licensor from Source Code, any other ancillary files and listings created in the course of building such object code files and any additional tools and subroutines required to build Software that are not generally commercially available.
(b)     Licensor agrees to deposit with Escrow Agent, (i) January
15, 1991 (the foregoing, and all other capitalized terms used and not defined herein, being ascribed the meanings set forth in the Agreement) the Source Code thereof and (ii) semi-annually, or as otherwise reasonably requested by Licensee, the then current Source Code of the Software and updates and corrections thereto delivered or required to be delivered under the Agreement. Such deposit shall consist of a sealed package certified by Licensee to contain a complete set of such Source Code as defined in Paragraph l(a) above.
(c) The term "Deposit" as used in this Escrow Agreement means the Source Code deposited with Escrow Agent by Licensor pursuant to this Escrow Agreement.

2. REVISIONS AND MAINTENANCE. Escrow Agent shall acknowledge receipt of all Deposits by sending written acknowledgment thereof to both Licensor and Licensee.

3.      STORAGE AND SECURITY.
(a) Escrow Agent shall act as custodian of the Deposit until the escrow is terminated pursuant to Paragraph 11 ("Termination") of this Escrow Agreement. Escrow Agent shall maintain the Deposit in the same manner as it would maintain a confidential client file in accordance with Escrow Agent's usual business practices.
(b) The Deposit shall remain the exclusive property of the Licensor, subject only to the licenses provided in this Escrow Agreement.
(c) Escrow Agent shall not divulge, disclose or otherwise make available the Deposit to any parties other than those persons duly authorized in writing by a competent officer of Licensor, except as provided in this Escrow Agreement.
(d) Escrow Agent shall not permit any person access to the Deposit except as may be necessary for Escrow Agent's authorized representatives to perform under this Escrow Agreement.
(e) Access to the Deposit shall not be granted without compliance with any security and identification procedures instituted by Escrow Agent.
(f) Escrow Agent shall have no obligation or responsibility to verify or determine that the Deposit does, in fact, consist of those items which Licensor is obligated to deliver, under any agreement, and Escrow Agent shall bear no responsibility whatsoever to determine the existence, relevance, completeness, currency, or accuracy of the Deposit.
(g) Escrow Agent's sole responsibility shall be to accept, store and deliver the Deposit, in accordance with the terms and conditions of this Escrow Agreement.
(h) If any of the Deposit shall be attached, garnished or levied upon pursuant to an order of court, or the delivery thereof shall be stayed or enjoined by an order of court, or any other order, judgment or decree shall be made or entered by any court affecting the Deposit or any part thereof, Escrow Agent is hereby expressly authorized in its sole discretion to obey and comply with all orders, judgments or decrees so entered or issued by any court, without the necessity of inquiring whether such court had jurisdiction, and in case Escrow Agent obeys or complied with any such order, judgment or decree, Escrow Agent shall not be liable to any Licensee of Record, Licensor or any third party by reason of such compliance, notwithstanding that such order, judgment or decree may subsequently be reversed, modified or vacated.

4.      RELEASE OF DEPOSIT.
(a) Upon the occurrence of any Event of Default (as defined in Paragraph 7 ("Events of Default")), Licensee may deliver to Escrow Agent a written notice of such Event of Default (a "Notice"). Escrow Agent shall, within five (5) business days of receipt thereof, send a copy of such Notice to Licensor. Unless Licensor shall have provided Contrary Instructions (as defined below) to Escrow Agent within twenty (20) business days after Escrow Agent has sent a copy of such Notice to Licensor, the Deposit shall be delivered to Licensee by Escrow Agent within the next five (5) business days following the end of such twenty (20) day period.
(b)     "Contrary Instructions" for the purposes of this Escrow
Agreement means a notarized affidavit executed by an official of Licensor stating that the Event or Events of Default specified in Licensee's Notice have not occurred, or have been timely cured.
(c)     Upon timely receipt of such Contrary Instructions, Escrow
Agent shall not release the Deposit, but (except pursuant to subparagraph (c) of Paragraph 11 ("Termination") below) shall continue to store the Deposit until otherwise directed by Licensee and Licensor jointly, or until resolution of the dispute pursuant to Paragraph 5 ("Dispute Resolution") of this Escrow Agreement, or by a court of competent jurisdiction.
(d) Notwithstanding any Deposit release hereunder, the obligations of Licensor to continue making Deposits and the obligations of Escrow Agent to receive and maintain such Deposits shall continue throughout the term of this Escrow Agreement.

5. DISPUTE RESOLUTION. Licensor and Licensee agree that if Contrary Instructions are timely given by Licensor pursuant to Paragraph 4 ("Release of Deposit") hereof, then Licensor and Licensee shall submit their dispute regarding Licensee's Notice to arbitration by a single arbitrator appointed by the American Arbitration Association ("Association") in accordance with the Association's commercial arbitration rules then in effect (as expressly modified by this paragraph). The arbitration shall take place in the County of Santa Clara, State of California. The decision of the arbitrator shall be final and binding upon the parties and enforceable in any court of competent jurisdiction, and a copy of such decision shall be delivered immediately to Licensor, Licensee and Escrow Agent. The parties shall use their best efforts to commence the arbitration proceeding within twenty (20) business days following delivery of the Contrary Instructions. The sole question to be determined by the arbitration panel shall be whether or not there existed an Event of Default at the time Licensee delivered the Notice under Paragraph 4 ("Release of Deposit"), and, if so, whether such Event of Default was timely cured. If the arbitration panel finds that there has been an Event of Default not timely cured, Escrow Agent shall promptly deliver the Deposit to Licensee. Depositions may be taken and discovery obtained in any such arbitration proceedings as provided in Sections 1283.05 and 1283.1 of the Code of Civil Procedure of the State of California. All fees and charges by the American Arbitration Association and the reasonable attorneys' fees and costs incurred by the prevailing party in the arbitration shall be paid by the non-prevailing party. Judgment upon the award rendered by the arbitrator may be entered into any court having jurisdiction thereof. Notwithstanding the foregoing, either party shall have the right to obtain a preliminary judgment on any equitable claim in any court of competent jurisdiction, where such judgment is necessary to preserve property or proprietary rights under this Escrow Agreement. Such judgment shall remain effective as long as the terms of the judgment so provide or until specifically superseded by the action of the arbitration panel as provided above.

6. BANKRUPTCY. Licensor and Licensee acknowledge that this Escrow Agreement is an "agreement supplementary to" the Agreement as provided in
Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Licensor acknowledges that if Licensor as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code rejects the Agreement or this Escrow Agreement, Licensee may elect to retain its rights under the Agreement and this Escrow Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of the Licensee to Licensor or the Bankruptcy Trustee, Licensor or such Bankruptcy Trustee shall not interfere with the rights of licensee as provided in the Agreement and this Escrow Agreement, including the right to obtain the Deposit from Escrow Agent.

7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" for purposes of this Escrow Agreement.
(a) Licensor applies for or consents to the appointment of a trustee, receiver or other custodian or makes a general assignment for the benefit of its creditors,
(b) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings are commenced by or against Licensor and, as to such case or proceeding not commenced by Licensor, is acquiesced in or remains undismissed for sixty (60) days.
(c) Licensor fails to cure a material breach of its obligations under Paragraphs 4.1 ("Updates") or 6.2 ("Potential Function Numbers") of the Agreement within thirty (30) days of written notice thereof from Licensee.
(d) The death or disability of Michael Levitt, the president and sole shareholder of Licensor, prevents Licensor's continued compliance with its obligations pursuant to the paragraphs of the Agreement referred to in clause (c) above.

8. INDEMNIFICATION. Licensor and Licensee jointly and severally agree to defend and indemnify Escrow Agent and to hold Escrow Agent harmless from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and any other expense of any other nature, including, without limitation, settlement costs incurred by Escrow Agent on account of any act or omission of Escrow Agent, in respect of or with regard to this Escrow Agreement, except insofar as such liabilities arise by reason of Escrow Agent's willful misconduct.

9.      LICENSE GRANT FOR USE OF SOURCE CODE, CONFIDENTIALITY.
(a)     Licensee's license described in Paragraph 6.4 ("Escrow
License") of the Agreement shall be effective upon the rightful release (in accordance herewith) to Licensee of Source Code.
(b) Licensee acknowledges and agrees that use of the Source Code is furnished to Licensee on a confidential and secret basis for the sole and exclusive use of Licensee, and not for sale, sublicense or disclosure to third parties. In the event that Licensee obtains the Source Code pursuant to the terms hereof, Licensee agrees to treat the Source Code as Licensee confidential information governed by Paragraph 8.2 ("NonDisclosure") of the Agreement.

10. RECORDS. Escrow Agent agrees to keep complete written records of the activities undertaken and materials prepared and delivered to Escrow Agent pursuant to this Escrow Agreement. Licensor and Licensee shall be entitled at reasonable times during normal business hours and upon reasonable notice to Escrow Agent during the term of this Escrow Agreement to inspect the records of Escrow Agent with respect to the Source Code. Licensor shall be entitled upon reasonable notice to Escrow Agent and during normal business hours to inspect the facilities of Escrow Agent with respect to the physical status and condition of the Source Code.

11.     TERMINATION.
(a) This Escrow Agreement shall continue indefinitely until terminated as set forth below or by operation of law. Upon such termination, except for termination as a result of rejection of the Agreement in a bankruptcy case of Licensor, Escrow Agent shall return the Deposit to Licensor after the payment of all costs, fees and expenses due Escrow Agent.
(b) Licensee may unilaterally terminate this Escrow Agreement upon sixty (60) days written notice to Escrow Agent.
(c) Escrow Agent reserves the right to resign as Escrow Agent either upon sixty (60) days prior written notice to Licensor and Licensee or
(ii) upon ten (10) days prior written notice to Licensor and Licensee in the event that (x) Escrow Agent has received Contrary Instructions from Licensor and (y) Escrow Agent has turned the Deposit over to National Safe Depository (located at 3585 Stevens Creek Boulevard, San Jose, California 95117) or such other successor escrow agent as is acceptable to Licensor and Licensee. No entity shall be qualified to be a successor escrow agent unless such entity is willing and able, not later than the transfer of the Deposit to such successor escrow agent, to enter into a written escrow agreement with Licensor and Licensee containing provisions substantially equivalent to those hereof; provided, however, that such successor agreement may, in lieu of subparagraph
(a) of Paragraph 13 ("Fees") hereof, provide for Licensor and Licensee to jointly bear such successor escrow agent's usual and reasonable fees for escrow services. When Escrow Agent has transferred the Deposit to such successor escrow agent, Escrow Agent shall have no further obligations hereunder but shall remain entitled to receive payment of any unpaid fees and costs pursuant to Paragraph 13 ("Fees") of this Escrow Agreement.
(d) In the event that the applicable notice period in Paragraph 11(c) elapses without Escrow Agent having received payment from either Licensor or Licensee of the remaining fees due, Escrow Agent shall then have the option, without further notice to either party, to terminate the Escrow Agreement and to destroy the Deposit.

12. GOOD FAITH RELIANCE. Escrow Agent may rely and act upon any instruction, instrument, or signature believed in good faith to be genuine, and may assume that any person purporting to give any writing, notice, respect, advice, or instruction in connection with or relating to this Escrow Agreement has been duly authorized to do so.

13.     FEES.
(a) Escrow Agent agrees to perform its normal services hereunder without fee; provided, however, that if Escrow Agent is required to perform any additional or extraordinary services as a result of being Escrow Agent, including intervention in any litigation or proceeding, Licensor and Licensee shall be jointly and severally obligated to pay Escrow Agent reasonable compensation for such services and to reimburse Escrow Agent for such costs incurred, including reasonable attorney's fees.
(b) Escrow Agent shall be entitled to receive payment of all costs, fees and expenses due it, prior to release of the Deposit.

14. ENTIRE AGREEMENT. This Escrow Agreement and the Agreement, including the Exhibits hereto, constitutes the entire agreement among the parties regarding the subject matter hereof, and shall supersede all previous and contemporaneous communications, representations, understandings and agreement, either oral or written between the parties.

15.     NOTICE.  All notices required or permitted by this Escrow
Agreement shall be sufficiently served by mailing the same by certified or registered mail, return receipt requested, to the parties at their respective addresses, as follows:
(a)     Escrow Agent:

Townsend & Townsend
Attention:  George M. Schwab, Esq., Managing
Partner
379 Lytton Avenue
Palo Alto, California 94303

(b)     Licensor:
        Molecular Applications Group
        c/o Michael Levitt, President
        880 Lathrop
        Stanford, California 94305

(c)     Licensee:
        Protein Design Labs, Inc.
        2375 Garcia Avenue
        Mountain View, California 94043
Attention: President

16. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

17. GOVERNING LAW. This Escrow Agreement shall be governed by and construed according to the internal laws of the State of California without application of the principles of choice of law or conflict of laws.

18. SEVERABILITY. In the event any of the provisions of this Escrow Agreement shall be held by a court of competent jurisdiction to be contrary to any state or federal law, the remaining provisions of this Escrow Agreement will remain in full force and effect.

19. HEADINGS. The section headings in this Escrow Agreement do not form a part of it, but are for convenience only and shall not limit or affect the meaning of the provisions.

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date first above written.


LICENSOR:

Molecular Applications Group


By:
      Michael Levitt, President

PDL:

Protein Design Labs, Inc.


By: /s/ Laurence Jay Korn
    ------------------------
      Laurence Jay Korn, President


ESCROW AGENT:

Townsend & Townsend


By:
      George M. Schwab, Esq.
       Managing Partner